UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 2,200,000 Additional Shares
At the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) of Abercrombie & Fitch Co. (the “Company”) held on June 12, 2019, the stockholders of the Company approved an amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 2,200,000 additional shares of Class A Common Stock, $0.01 par value (the “Common Stock”), of the Company for delivery thereunder.
The following paragraphs describe the material features of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates as amended effective June 12, 2019 (the “2016 Associates LTIP”).
Types of Awards
The 2016 Associates LTIP makes equity-based awards available for grant to eligible participants in the form of:

•	nonqualified stock options to purchase shares of Common Stock (“NQSOs”);

•	incentive stock options to purchase shares of Common Stock (“ISOs” and, together with NQSOs, “Options”);

•	stock appreciation rights (“SARs”);

•	restricted shares of Common Stock (“Restricted Stock”); and

•	restricted stock units (“RSUs”),
together with related rights and interests therein.
Available Shares of Common Stock
Subject to the adjustments discussed below, the aggregate number of shares of Common Stock available for the grant of awards under the 2016 Associates LTIP is 9,100,000 shares of Common Stock (an increase of 2,200,000 shares as a result of the approval by the Company’s stockholders of the proposed amendment to the 2016 Associates LTIP at the 2019 Annual Meeting). Shares of Common Stock issued under the 2016 Associates LTIP may consist of: (i) treasury shares; (ii) authorized but unissued shares of Common Stock not reserved for any other purpose; or (iii) shares of Common Stock purchased by the Company in the open market for such purpose.
The Compensation and Organization Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments as described below. Except as described below, to the extent that an award granted under the 2016 Associates LTIP expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to an associate, settled only in cash, or settled by the issuance of fewer shares than the number underlying the award, the shares retained by or tendered to the Company will be available under the 2016 Associates LTIP. Shares that are withheld from an award of Restricted Stock or RSUs granted under the 2016 Associates LTIP to cover withholding tax obligations related to that award or shares that are separately tendered by an associate (either by delivery or attestation) in payment of such taxes will be deemed to constitute shares not delivered to the associate and will be available for future grants under the 2016 Associates LTIP. Shares that are withheld, or that are tendered by an associate (either by delivery or attestation) in connection with, an award of Options or SARs granted under the 2016 Associates LTIP to cover withholding tax obligations related to that award or the exercise price of that award, will be deemed to constitute shares delivered to the associate and will not be available for future grants under the 2016 Associates LTIP. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, will be treated as issued pursuant to the 2016 Associates LTIP and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the 2016 Associates LTIP. Additionally, in the case of any award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute award will not be counted against the number of shares reserved under the 2016 Associates LTIP.

The minimum vesting and minimum exercisability conditions described below with respect to each type of award need not apply with respect to up to an aggregate of 5% of the shares authorized under the 2016 Associates LTIP, which may be granted (or regranted upon forfeiture) in any form permitted under the 2016 Associates LTIP without regard to such minimum vesting or minimum exercisability requirements.
During any calendar year during any part of which the 2016 Associates LTIP is in effect, the Compensation and Organization Committee may not grant any participant one or more awards of any type covering more than 1,000,000 shares of Common Stock.
In the event of any Common Stock dividend, Common Stock split, recapitalization, merger, reorganization, consolidation, combination, spin-off, special and non-recurring distribution of assets to stockholders, exchange of shares of Common Stock or any other corporate transaction or event affecting the Common Stock, the Compensation and Organization Committee will make such substitutions and adjustments as the Compensation and Organization Committee deems equitable and appropriate to: (i) the number of shares of Common Stock that may be issued under the 2016 Associates LTIP; (ii) any Common Stock-based limits imposed under the 2016 Associates LTIP; and (iii) the exercise price, number of shares of Common Stock and other terms or limitations applicable to outstanding awards.
In addition, the Compensation and Organization Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may be made if and to the extent the existence of the authority to make the same would cause an award intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code to fail to do so.
Administration
The Compensation and Organization Committee administers the 2016 Associates LTIP. In its capacity as plan administrator, the Compensation and Organization Committee determines which participants are granted awards, the type of each award granted and the terms and conditions of each award. The Compensation and Organization Committee also has full power and authority to: (i) establish, amend and rescind rules and regulations relating to the 2016 Associates LTIP; (ii) interpret the 2016 Associates LTIP and all related award agreements; and (iii) make any other determinations that the Compensation and Organization Committee deems necessary or desirable for the administration of the 2016 Associates LTIP.
The 2016 Associates LTIP specifies the conditions under which the Compensation and Organization Committee may act through subcommittees or delegate the administration of the 2016 Associates LTIP to one or more officers or associates of the Company.
Eligibility
The Compensation and Organization Committee may select any of the Company’s associates and those of the subsidiaries or affiliates of the Company to receive awards under the 2016 Associates LTIP.
Types of Awards
Options. The Compensation and Organization Committee may grant Options at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. The exercise price of any Option will be at least equal to the fair market value of the underlying shares of Common Stock (i.e., the closing price per share of the Common Stock on the New York Stock Exchange (“NYSE”)) on the date the Option is granted. The Compensation and Organization Committee will also determine the term of the Option (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Compensation and Organization Committee may grant up to 500,000 of the shares of Common Stock available for issuance under the 2016 Associates LTIP with respect to ISOs. However, ISOs will be subject to certain additional restrictions, including, without limitation, compliance with the requirements of Section 422 of the Internal Revenue Code.
SARs. The Compensation and Organization Committee may grant SARs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. SARs may be granted by the Compensation and Organization Committee to a participant either as a freestanding award under the 2016 Associates LTIP or in tandem with or as a component of another award under the 2016 Associates LTIP. The exercise price of any SAR will be at least equal to the fair market value of the underlying shares of Common Stock on the date the SAR is granted.

The Compensation and Organization Committee will also determine the term of the SAR (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of a SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a share of Common Stock on the exercise date; and (ii) the exercise price per share of Common Stock, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Each SAR will be settled in shares of Common Stock.
Restricted Stock and RSUs. The Compensation and Organization Committee may grant shares of Restricted Stock or RSUs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. Restricted Stock consists of shares of Common Stock and RSUs consist of units, each of which represents a share of Common Stock. Both Restricted Stock and RSU awards are issued to a participant subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (i) a requirement that the participant pay a purchase price for each share of Restricted Stock or RSU; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting and settlement. The Compensation and Organization Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock and/or RSU award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2016 Associates LTIP or described in the related award agreement, in connection with a participant’s termination due to death, disability or Retirement (as such term is defined in the 2016 Associates LTIP): (i) no condition on vesting of Restricted Stock or RSUs that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (ii) no condition on vesting of Restricted Stock or RSUs that is based upon continued employment or the passage of time may provide for vesting in full of the award more quickly than in pro rata installments over a period of three years from the date of grant, with the first installment vesting no sooner than the first anniversary of the date of grant of the Restricted Stock or RSUs.
During the period that shares of Restricted Stock remain subject to forfeiture: (i) the Company may retain the certificates representing such shares; (ii) a participant may not sell or otherwise transfer such shares; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to such shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to such shares). During the period that RSUs remain subject to forfeiture, a participant will have no rights as a stockholder (e.g., no right to vote or receive dividends), unless the Compensation and Organization Committee grants dividend equivalent rights as part of the RSU award.
Performance-Based Awards. Under the terms of the 2016 Associates LTIP, the Compensation and Organization Committee may grant performance-based Restricted Stock and RSUs for which the grant, vesting, exercisability and/or settlement of such performance-based awards are conditioned on the attainment of performance goals during a specified performance period. The Compensation and Organization Committee will base the performance goals on one or more of the following performance criteria enumerated in the 2016 Associates LTIP:

•	gross sales, net sales, comparable store sales or comparable sales;

•	gross margin, cost of goods sold, mark-ups or mark-downs;

•	selling, general and administrative expenses;

•	operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	inventory turnover or inventory shrinkage;

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic profit or economic value created;

•	stock price or total stockholder return; and

•
market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

As determined by the Compensation and Organization Committee, the selected performance criteria (i) may relate to the individual participant, the Company, one or more subsidiaries or affiliates of the Company and/or one or more divisions or business units of the Company, its subsidiaries or affiliates, (ii) may be measured either annually or cumulatively over a period of years, and (iii) may be applied on an absolute basis and/or be relative to one or more peer group companies or indices.
The Compensation and Organization Committee will establish in writing the applicable performance goals, performance period and formula for computing the performance-based award while the outcome of the applicable performance goals is substantially uncertain. After the end of each performance period, the Compensation and Organization Committee will certify in writing whether the performance goals and other material terms imposed on the performance-based award have been satisfied. The Compensation and Organization Committee has the authority to exercise negative discretion and reduce (but, to the extent that a performance-based award may be deductible under Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act, not increase) the amount of a performance-based award actually paid to a participant.
No Dividends Payable with Respect to Unvested Awards
The 2016 Associates LTIP explicitly prohibits the current payment of dividends or dividend equivalents with respect to any shares of Common Stock underlying an award granted under the 2016 Associates LTIP until such underlying shares of Common Stock have vested.
Clawback
If at any time after the date on which a 2016 Associates LTIP participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, the Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted will be forfeited and any related shares of the Company’s Common Stock (or if such shares were disposed of, the cash equivalent) will be returned to the Company as provided by the Compensation and Organization Committee, (ii) such portion of the award that became vested will be deemed to not be vested and any related shares of the Company’s Common Stock (or if such shares were disposed of, the cash equivalent) must be returned to the Company as provided by the Compensation and Organization Committee, and (iii) such portion of the award paid to the 2016 Associates LTIP participant must be repaid by the participant to the Company upon notice from the Company as provided by the Compensation and Organization Committee.
Termination of Employment
The Compensation and Organization Committee will determine the extent to which each award granted under the 2016 Associates LTIP will vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of employment. The minimum vesting and minimum exercisability conditions described above with respect to each type of award need not apply in the case of the death, disability or retirement of an associate or termination of employment of an associate in connection with a change of control.
Additional Forfeiture Provisions
Each award granted under the 2016 Associates LTIP is subject to additional restrictions contained in the plan document. These restrictions are applicable during the time of a participant’s employment by the Company or a subsidiary or affiliate of the Company, and during the one-year period following termination of the participant’s employment. These additional restrictions include: (i) a covenant that includes non-competition with the Company or any subsidiary or affiliate of the Company, as well as non-solicitation of customers, associates and suppliers of the Company or any subsidiary or affiliate of the Company; (ii) a covenant to protect any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company; (iii) a covenant to cooperate with the Company or any subsidiary or affiliate of the Company with regard to any action, suit or proceeding arising during the participant’s employment; and (iv) a covenant not to interfere with or harm the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of, or otherwise had a business relationship with, the Company or any subsidiary or affiliate of the Company.

To the extent that a participant violates one or more of the additional restrictions described above, unless otherwise determined by the Compensation and Organization Committee, the following will apply to any award granted under the 2016 Associates LTIP:

•	The unexercised portion of each Option or SAR held by the participant, whether or not vested, and any other award not then settled will be immediately forfeited and cancelled; and

•
The participant will be obligated to repay to the Company, in cash, the total amount of any gain realized by the participant upon each exercise of an Option or SAR or settlement of an award that occurred within any of the timeframes described in the 2016 Associates LTIP.

 Change of Control
Except as otherwise provided by the Board of Directors of the Company or by the Compensation and Organization Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the 2016 Associates LTIP), in the event of a Change of Control, with respect to an Option, SAR, shares of Restricted Stock or RSUs, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time, which (i) is assumed by the acquiring or surviving company upon the Change of Control and there is an involuntary termination without cause of a participant within three months prior to or 18 months following the Change of Control or (ii) is not assumed by the acquiring or surviving company upon the Change of Control:

•
In the case of an Option or SAR, the participant will have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier (a) of the expiration of the Option or SAR under its original term, and (b) the date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following any involuntary termination without cause of the participant; and

•	In the case of Restricted Stock or RSUs, the award will become fully vested and will be settled in full.
Except as otherwise provided in the related award agreement, in the event of a Change of Control, with respect to any Restricted Stock or RSU, the grant, issuance, retention, vesting and/or settlement of which is based in whole or in part on the performance criteria and level of achievement versus such criteria, the following will apply:

•
In the case of an award in which fifty percent (50%) or more of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of such award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Compensation and Organization Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control; and

•
In the case of an award in which less than fifty percent (50%) of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of the target amount of such award, as determined by the Compensation and Organization Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control.

Transferability
Except as otherwise provided in a related award agreement: (i) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution; and (ii) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award. Any award or other right (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the life of a participant, and may be exercised by such transferee(s) in accordance with the terms of the award, but only if and to the extent such transfer is permitted by the Compensation and Organization Committee, subject to any terms and conditions as the Compensation and Organization Committee may impose on such transfer in the applicable award agreement.

Tax Withholding and Tax Offset Payments
The Company and any subsidiary or affiliate of the Company is authorized to withhold from awards and related payments (including Common Stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an award by withholding Common Stock or other property, requiring a participant to remit to the Company an amount in cash or other property (including Common Stock) to satisfy such withholding requirements or by taking certain other actions. The Company can delay the delivery to a participant of Common Stock under any award to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.
Awards to Participants Outside the United States
The Compensation and Organization Committee may modify the terms of any award under the 2016 Associates LTIP made to or held by a participant who is then resident or primarily employed outside of the United States in any manner deemed by the Compensation and Organization Committee to be necessary or appropriate in order that such award will conform to the laws, regulations and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad, will be comparable to the value of such an award to a participant who is resident or primarily employed in the United States. An award may be modified in a manner that is inconsistent with the express terms of the 2016 Associates LTIP, so long as such modification will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, for the participant whose award is modified.
No Rights as a Stockholder
Except as otherwise provided in the 2016 Associates LTIP or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of Common Stock covered by an award unless and until the participant becomes the record holder of such shares of Common Stock.
No Repricing
The 2016 Associates LTIP expressly prohibits the Board of Directors of the Company or the Compensation and Organization Committee, without stockholder approval, from amending or replacing previously granted Options or SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of Options or SARs in exchange for other Options or SARs with a lower exercise price, cancellation of Options or SARs for cash, or cancellation of Options or SARs for another grant if the exercise price of the cancelled Options or SARs is greater than the fair market value of the shares of Common Stock subject to the cancelled Options or SARs at the time of cancellation, other than in conjunction with a change of control or other adjustment expressly permitted under the 2016 Associates LTIP, or any other “repricing” as that term is used in Section 303A.08 of the NYSE Listed Company Manual.
Effective Date and Term
The 2016 Associates LTIP became effective on June 16, 2016 upon the approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates by the Company’s stockholders at the 2016 Annual Meeting of Stockholders. Unless earlier terminated by the Board of Directors of the Company, the authority of the Compensation and Organization Committee to make grants under the 2016 Associates LTIP is to terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the 2016 Associates LTIP. Approval of the amendment to the 2016 Associates LTIP by the Company’s stockholders at the 2019 Annual Meeting extends the term of the 2016 Associates LTIP so that the authority to make grants is to terminate ten years after the date of the 2019 Annual Meeting.
Amendment or Termination
The Board of Directors of the Company may amend, suspend or terminate the 2016 Associates LTIP at any time, except that no amendment or termination may be made without stockholder approval if: (i) such approval is required by any federal or state law or regulation or NYSE Rules or the rules of any other stock exchange or automated quotation system on which the Common Stock of the Company may then be listed or quoted; (ii) the amendment would materially increase the number of shares reserved for issuance and delivery under the 2016 Associates LTIP; (iii) the amendment would alter the provisions of the 2016 Associates LTIP restricting the Company’s ability to grant Options or SARs with an exercise price that is less than the fair market value of the underlying shares of Common Stock; or (iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “re-pricing” as such term is used in Section 303A.08 of the NYSE Listed Company Manual (or a successor provision).

A description of the material terms of the 2016 Associates LTIP as amended by the stockholders of the Company at the 2019 Annual Meeting was included in the Company’s Proxy Statement for the 2019 Annual Meeting, under the caption “PROPOSAL 3 - APPROVAL OF AMENDMENT TO THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES TO AUTHORIZE 2,200,000 ADDITIONAL SHARES,” which description is incorporated herein by reference. The foregoing description of the 2016 Associates LTIP as amended effective June 12, 2019, is qualified in its entirety by reference to the actual terms of the 2016 Associates LTIP as so amended, which is included as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the 2019 Annual Meeting on June 12, 2019, at the offices of the Company located at 6301 Fitch Path, New Albany, Ohio. At the close of business on April 15, 2019, the record date for the 2019 Annual Meeting, there were a total of 66,617,373 shares of Common Stock outstanding and entitled to vote. At the 2019 Annual Meeting, 59,972,493, or 90.02% of the outstanding shares of Common Stock entitled to vote were represented by proxy or in person and, therefore, a quorum was present.
The vote on each of the proposals presented for stockholder vote at the 2019 Annual Meeting was as follows:
Proposal 1 - Election of Ten Directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Kerrii B. Anderson	53,285,493	776,818	176,077	5,734,105
James B. Bachmann	53,173,302	888,220	176,866	5,734,105
Terry L. Burman	53,697,520	363,511	177,357	5,734,105
Sarah M. Gallagher	53,857,389	205,215	175,784	5,734,105
Michael E. Greenlees	53,504,586	556,062	177,740	5,734,105
Archie M. Griffin	53,443,777	618,038	176,573	5,734,105
Fran Horowitz	53,864,812	196,924	176,652	5,734,105
Helen E. McCluskey	53,701,867	359,547	176,974	5,734,105
Charles R. Perrin	53,693,802	366,025	178,561	5,734,105
Nigel Travis	53,615,643	444,156	178,589	5,734,105
Each nominee for election as a director of the Company was required to be elected by a majority of the votes cast. Broker non-votes and abstentions were not treated as votes cast.
Each of Kerrii B. Anderson, James B. Bachmann, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Fran Horowitz, Helen E. McCluskey, Charles R. Perrin and Nigel Travis was elected as a director of the Company to serve for a term of one year to expire at the Annual Meeting of Stockholders of the Company to be held in 2020.
Proposal 2 - Approval of the Advisory Resolution to Approve Executive Compensation:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	53,517,942	487,852	220,957	5,734,105
Registered Holders of Common Stock	7,454	4,109	74	N/A
Total	53,525,396	491,961	221,031	5,734,105

The approval of the advisory resolution to approve executive compensation required the affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon. Broker non-votes were not treated as votes cast. Abstentions were not counted as votes “for” or “against” the proposal. As a result of the vote disclosed above, the advisory resolution to approve executive compensation was approved by the stockholders of the Company.

Proposal 3 - Approval of Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 2,200,000 Additional Shares:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	50,929,637	3,078,933	218,181	5,734,105
Registered Holders of Common Stock	7,659	3,922	56	N/A
Total	50,937,296	3,082,855	218,237	5,734,105

The affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon was required for approval of the amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 2,200,000 additional shares. Broker non-votes were not treated as votes cast. Abstentions were treated as votes cast and had the effect of votes “against” the proposal. As a result of the vote disclosed above, the amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 2,200,000 additional shares of Common Stock was approved by the stockholders of the Company.
Proposal 4 - Ratification of Appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 1, 2020:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	57,860,493	1,817,433	282,930	N/A
Registered Holders of Common Stock	10,602	1,020	15	N/A
Total	57,871,095	1,818,453	282,945	N/A

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2020 required the affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon. Abstentions were not counted as votes “for” or “against” the proposal. As a result of the vote disclosed above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2020 was ratified by the stockholders of the Company.
Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (as amended effective June 12, 2019) (Filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: June 13, 2019	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Senior Vice President, General Counsel and Corporate Secretary